                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                                     FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           AMERICANA PUBLISHING, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Colorado                                  84-1453702
----------------------------------------    ------------------------------------
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

    303 San Mateo NE, Suite 104A
           Albuquerque, NM                                87108
----------------------------------------    ------------------------------------
(Address of principal executive offices)                (Zip Code)

                 Americana Publishing, Inc. 2004 Consultant Stock Plan
                 ------------------------------------------------------
                                (Full title of the plan)

                                  George Lovato, Jr.
                              303 San Mateo NE, Suite 104A
                                 Albuquerque, NM 87108
                                     (888) 883-8203

                                     CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED (1)          SHARE (2)             PRICE(2)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 2,000,000             $0.045               $90,000              $11.40
----------------------- --------------------- -------------------- --------------------- --------------------

(1) 2,000,000 shares of common stock of Americana Publishing, Inc. are being registered for issuance pursuant to the Americana Publishing, Inc. 2004 Equity
Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for purposes of calculating the amount of the registration fee, based upon the average of the bid and asked prices reported on the Over-The-Counter Electronic
Bulletin Board of the National Association of Securities Dealers, Inc. on
September 27, 2004.

                                   EXPLANATORY NOTE

Americana Publishing, Inc., a Colorado corporation, hereby files this
Registration Statement on Form S-8 for the purpose of registering 2,000,000 shares of the Registrant's common stock, par value $0.001 per share, issuable pursuant to the Americana Publishing, Inc. 2004 Consultant Stock Plan (the "Plan").

                       GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the
Plan is effective.

The contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 10, 2004 (File No. 333-115334)
is hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this
Registration Statement:

         (a) The Annual Report on Form 10-KSB for the fiscal year ended
December 31, 2003, that the Registrant filed with the Commission on March 30, 2004, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

         (b) The Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 that the Registrant filed with the Commission on May 12, 2004.

         (c) The Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 that the Registrant filed with the Commission on August 19, 2004.

         (d) The description of the Registrant's common stock, which is contained in a registration statement filed on Form 10-SB on April 15, 1999, as amended (File No. 000-25783).

         (e) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act
of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Richardson & Patel LLP has given an opinion on the validity of the securities being registered hereunder. Erick Richardson and Nimish Patel, principals of Richardson & Patel LLP, as well as other attorneys employed by
Richardson & Patel LLP, own shares of the Registrant's Common Stock and other securities with a collective value exceeding $50,000, and may be eligible to receive shares of the Registrant's Common Stock pursuant to this Form S-8
Registration Statement.

ITEM 8. EXHIBITS.

         4.0     Amendment to 2004 Consultant Stock Plan
         5.0     Opinion regarding legality
         23.1    Consent of Philip H. Salchli, CPA
         23.2    Consent of Richardson & Patel, LLP (included in Exhibit 5.0)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on this 28th day of
September, 2004.

                                      AMERICANA PUBLISHING, INC.

                                      By:   /s/
                                          --------------------------------------
                                          George Lovato, Jr., Chairman, Chief
                                          Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Dated:  September 28, 2004                   /s/
                                          --------------------------------------
                                          George Lovato, Jr., Chairman, Chief
                                          Executive Officer and President

Dated:  September 28, 2004                   /s/
                                          --------------------------------------
                                          Don White, Director and Vice President

Dated:  September 28, 2004                   /s/
                                          --------------------------------------
                                          David Poling, Director and Vice
                                          President

Dated:  September 28, 2004                   /s/
                                          --------------------------------------
                                          Jay Simon, Director, Secretary and
                                          Treasurer

Dated:  September 28, 2004                   /s/
                                          --------------------------------------
                                          Jerome Ruther, Director

                                                                    Exhibit 4.0

                             AMERICANA PUBLISHING, INC.
                              Certificate of Secretary

                                   AMENDMENT TO
                             2004 CONSULTANT STOCK PLAN

         I, the undersigned, do hereby certify:

        1.  that I am the duly elected and acting Secretary of Americana Publishing,
Inc., a Colorado corporation (the "Corporation"); and

        2.  that the following Amendment to the Corporation's 2004 Consultant Stock
Plan was duly adopted by Written Consent to Action of the Board of Directors:

                               *        *          *

        "4.       STOCK POOL.

                  (a)      Maximum  Number of Shares  Authorized  Under Plan.  Shares
of stock which may be issued or granted under the Plan shall be authorized  and unissued or treasury  shares of Common  Stock.  The  aggregate  maximum  number of shares of
Common Stock which may be issued as a grant of Award  Shares  shall not exceed  3,125,000 shares of Common  Stock (the  "Stock  Pool");  provided, however, that such number shall be increased by the following:

                           (i)      Any shares of Common Stock tendered by a Recipient as
payment for Award Shares;

                           (ii)     Any rights to shares of Common Stock surrendered by
a Recipient as payment for Award Shares; and

                           (iii)    Any  Restricted  Shares which are granted as Award
Shares,  and are  subsequently  forfeited by the holders thereof."

                               *        *          *

IN WITNESS WHEREOF, I have hereunto subscribed my name on this 28th day of September, 2004.

                                                     /s/
                                                     Jay Simon, Secretary

                                                                    Exhibit 5.0

                             RICHARDSON & PATEL, LLP
                            10900 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                            Telephone (310) 208-1182
                            Facsimile (310) 208-1154

                                September 28, 2004

Americana Publishing, Inc.
303 San Mateo NE, Suite 104A
Albuquerque, NM  87108

         Re:   Americana Publishing, Inc. 2004 Consultant Stock Plan
               -----------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Americana Publishing, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the
Company's post-effective amendment no.1 to its registration statement on Form S-8 relating to 2,000,000 shares of the Company's common stock, par value $0.001
(the "Shares"), which may be issued upon exercise of options or otherwise granted in connection with the Americana Publishing, Inc. 2004 Consultant Stock Plan (the
"Plan").

         In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Articles of Incorporation of the Company
and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

         Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, were or will be legally issued, fully paid, and nonassessable under the Colorado Business
Corporation Act.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the
Shares.

         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares.

                                                  /s/ RICHARDSON & PATEL, LLP

                                                                   Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

I hereby consent to the reference to me under the caption "Experts' and to the incorporation by reference in the Registration Statement on Form S-8 for
Americana Publishing, Inc., of my report dated March 22, 2004, on my audit of the consolidated financial statements of Americana Publishing, Inc. included in the Annual Report on
Form 10-KSB, for the year ended December 31, 2003.

                                            /s/
                                        Philip H. Salchli, CPA

Houston, Texas
September 28, 2004